UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 3, 2007
CSMG TECHNOLGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471

 (Address of principal executive offices) (Zip Code)

(361) 887-7546

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Previously Engaged Public Accounting Firm

On July 3, 2007, Gary Skibicki, CPA was dismissed as the Registrant’s independent registered public accounting firm, effective immediately. The report issued by Gary Skibicki, CPA in connection with the Registrant’s financial statements for its most recent fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the report of the financial statements for the Registrant for the year ended December 31, 2006 contained a paragraph expressing substantial doubt regarding the Registrant's ability to continue as a going concern. During the Registrant's most recent fiscal year ended December 31, 2006 and the later interim period preceding the dismissal of Gary Skibicki, CPA on July 3, 2007, there have been no disagreements with Gary Skibicki, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B), if not resolved to the satisfaction of Gary Skibicki, CPA, would have caused Gary Skibicki, CPA to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B. Gary Skibicki, CPA identified certain internal control discrepancies, but the Registrant’s management responded to those discrepancies, and unqualified opinions were issued for fiscal years 2005 and 2006.

The Registrant requested that Gary Skibicki, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Gary Skibicki, CPA agreed with the above statements.

(b) Engagement of New Independent Public Accounting Firm

On July 3, 2007, the Registrant's Board of Directors approved the engagement of Michael Pollack CPA as the Registrant's independent registered public accounting firm, effective for the fiscal quarter ended June 30, 2007. During the Registrant's two most recent fiscal years, and the later interim period through the date of the Registrant's engagement with Michael Pollack CPA on July 3, 2007, neither the Registrant nor anyone on its behalf consulted with Michael Pollack CPA regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: July 9, 2007	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer